                                                                     EX-99.d.4.i

                       AMENDMENT TO SUB-ADVISORY AGREEMENT

                             REVENUESHARES ETF TRUST

     This amendment (the "Amendment") is effective as of August 15, 2008, by and between VTL  Associates,  LLC, a  Pennsylvania  limited  liability  company (the
"Investment Adviser"),  and Mellon Capital Management  Corporation,  an indirect wholly  owned  subsidiary  of The  Bank  of New  York  Mellon  Corporation  (the
"Sub-Adviser").

     WHEREAS the parties entered into a Sub-Advisory Agreement (the "Agreement")
dated August 1, 2008; and

     WHEREAS the parties now wish to amend the  Agreement,  in  accordance  with
Section 14 thereof, by changing Appendices A and B thereof to include additional series of the Trust;

     NOW THEREFORE, the parties agree as follows:

     Appendices A and B to the  Agreement  are hereby  deleted and replaced with the Appendix A and Appendix B, respectively, attached hereto and incorporated by reference herein.

     Except to the extent modified by this Amendment,  the remaining  provisions of the  Agreement  shall  remain  in full  force and  effect.  In the event of a conflict  between the  provisions of the Agreement and those of this  Amendment, the Amendment shall control.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

VTL Associates, LLC                       Mellon Capital Management
                                          Corporation

By: /s/ Vincent T. Lowry                  By: /s/ Brenda J. Oakley

Name:    Vincent T. Lowry                 Name: Brenda J. Oakley

Title: Chief Executive Officer            Title: EVP & Chief Administrative
                                                 Officer

                                   APPENDIX A
                                       TO
                             SUB-ADVISORY AGREEMENT

RevenueShares Large Cap Fund

RevenueShares Mid Cap Fund

RevenueShares Small Cap Fund

RevenueShares Consumer Discretionary Sector Fund

RevenueShares Consumer Staples Sector Fund

RevenueShares Energy Sector Fund

RevenueShares Financials Sector Fund

RevenueShares Health Care Sector Fund

RevenueShares Industrials Sector Fund

RevenueShares Information Technology Sector Fund

RevenueShares Materials Sector Fund

RevenueShares Utilities Sector Fund

RevenueShares ADR Fund

RevenueShares Navellier Overall A-100 Fund

                                   APPENDIX B
                                       TO
                             SUB-ADVISORY AGREEMENT

SUB ADVISORY SERVICES - ANNUAL FEES - MELLON CAPITAL MANAGEMENT CORPORATION

For RevenueShares  Large Cap Fund,  RevenueShares Mid Cap Fund and RevenueShares
Small Cap Fund:

     o    8.0 basis  points  (0.08%) per annum on the fund's  daily  average net assets up to $75 Million
     o    6.0 basis points (0.06%) per annum on the next $50 Million.
     o    3.0 basis points (0.03%) per annum on the excess

Minimum Annual Fees:

Each fund will be subject to the following minimum fee schedule:

                $35,000 minimum annual fee per fund.

For RevenueShares  Consumer  Discretionary Sector Fund,  RevenueShares  Consumer
Staples Sector Fund,  RevenueShares Energy Sector Fund, RevenueShares Financials
Sector Fund,  RevenueShares Health Care Sector Fund,  RevenueShares  Industrials
Sector Fund,  RevenueShares  Information  Technology Sector Fund,  RevenueShares
Materials Sector Fund,  RevenueShares  Utilities Sector Fund,  RevenueShares ADR
Fund and RevenueShares Navellier Overall A-100 Fund:

     o    10.0 basis points  (0.10%) per annum on the fund's  daily  average net assets up to $100 Million
     o    5.0 basis points (0.05%) per annum on the excess

Minimum Annual Fees:

Each fund will be subject to the following minimum fee schedule:

         Year 1:  $35,000 minimum fee per fund.
         Year 2:  $75,000 minimum fee per fund.
         Year 3:  $100,000 minimum fee per fund.

The above Annual Fees will be billed  quarterly in arrears  based on the average daily market value of each Fund or at the minimum rate applied pro rata.